Exhibit 23

P A R K E R  &  C O.
CHARTERED   ACCOUNTANTS

200 - 2560 SIMPSON ROAD, RICHMOND, B.C. V6X 2P9
TEL: (604) 276-9920:  FAX: (604) 276-4577

NOVEMBER 30, 1999

SOUND DESIGNS INC.
6436 LABURNUM STREET
VANCOUVER, B.C.

V6M 3S9

ATTENTION:       THE BOARD OF DIRECTORS
                 SOUND DESIGNS INC.

REFERENCE:       COMFORT LETTER ON SOUND DESIGNS INC.

                 FORM 10 SB REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS

GENTLEMEN:

WE HAVE AUDITED THE FINANCIAL STATEMENTS FOR SOUND DESIGNS, INC. FOR THE PERIOD FROM ITS INCORPORATION, SEPTEMBER 21, 1998 TO DECEMBER 31, 1998 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999. WE ARE AWARE THAT THESE FINANCIAL STATEMENTS HAVE BEEN INCLUDED IN THE FORM 10-SB REGISTRATION STATEMENT OF SMALL BUSINESS ISSUERS. WE HAVE READ THE DRAFT COPIES OF THIS REGISTRATION FORM AND HAVE CHECKED THE FINANCIAL INFORMATION CONTAINED THEREIN TO THE AUDITED FINANCIAL STATEMENTS.

WE CONSENT TO THE USE IN THE ABOVE MENTIONED REGISTRATION FORM OF MY REPORT DATED NOVEMBER 24, 1999 TO THE SHAREHOLDERS OF SOUND DESIGNS INC. ON THE FOLLOWING FINANCIAL STATEMENTS:

O STATEMENT OF FINANCIAL POSITION AS AT DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 AND O STATEMENTS OF LOSS AND DEFICIT, CASH FLOW AND OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE PERIOD FROM

         INCORPORATION, SEPTEMBER 21, 1998 TO DECEMBER 31, 1998 AND FROM JANUARY 1, 1999 TO SEPTEMBER 30, 1999.

WE REPORT THAT WE HAVE READ THE REGISTRATION FORM 10-SB AND HAVE NO REASON TO BELIEVE THAT THERE ARE ANY MISREPRESENTATIONS IN THE INFORMATION CONTAINED THEREIN THAT IS DERIVED FROM THE FINANCIAL STATEMENTS UPON WHICH WE HAVE REPORTED OR THAT IS WITHIN MY KNOWLEDGE AS A RESULT OF MY AUDIT OF SUCH FINANCIAL STATEMENTS.

YOURS TRULY,

 /S/ PARKER & CO.

PARKER & CO.
CHARTERED ACCOUNTANTS



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